Exhibit 4.2

                                    [Form of]

                               SPACIAL CORPORATION

                                WARRANT AGREEMENT


         This Warrant Agreement (this "Agreement"), dated as of __________, 2000, is between Spacial Corporation, a Delaware corporation (hereinafter referred to as the "Issuer" or the "Company") and _____________ (the "Holder").


                                R E C I T A L S:


         WHEREAS, the Company proposes to issue and deliver warrant certificates (the "Warrant Certificates") evidencing warrants (the "Warrants") to acquire ______ shares (the "Warrant Shares") of the common stock, $0.001 par value, of the Company (the "Common Stock") (subject to adjustment pursuant to Article III below), in consideration for Holder's agreement to perform certain consulting services for the Issuer in connection with that certain Consulting Agreement dated as of June 26, 2000, between the Company and Holder (the "Consulting Agreement") on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the Holder, the Company and the Holder hereby agree as follows:


                                    ARTICLE I

                           Original Issue of Warrants

         SECTION 1.1. Grant of Warrant. The Issuer hereby grants to Holder the right, upon the terms and subject to the conditions set forth in this Agreement, to purchase the Warrant Shares, at a per share exercise price equal to $0.01 per share (the "Exercise Price"); provided, however, that the Warrants shall not vest and become exercisable until the services to be provided under the Consulting Agreement have been performed. Provided, further, that if for any reason the shares issuable under the Warrants cannot be registered pursuant to a Registration Statement on Form S-8, the Company shall issue no Warrants and this Agreement shall be null and void without further obligation of the Company or the Holder.

         SECTION 1.2 Form of Warrant Certificates. The Warrant Certificates shall be issued substantially in the form attached hereto as Exhibit A and shall bear the legend set forth in Exhibit A, together with such other legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to customary usage.

         SECTION 1.3. Execution and Delivery of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its President, Chief Executive Officer or Chief Financial Officer, either manually or by facsimile signature printed thereon.

                                   ARTICLE II

                      Certain Terms of Exercise of Warrants

         SECTION 2.1. Method of Exercise. In order to exercise a Warrant or to sell a Warrant to the Company, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant to the Company, with one of the forms on the reverse of or attached to the Warrant Certificate duly executed, together with payment in cash or check payable to the Company for the full amount of the Exercise Price.

         If fewer than all of the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall be signed by the Company, registered in such name or names as may be directed in writing by the Holder, and delivered to the person or persons entitled to receive the same.

         Upon surrender of a Warrant Certificate and payment of the Exercise Price in conformity with the foregoing provisions, the Company shall issue to the Holder of such Warrant Certificate appropriate evidence of ownership of any Warrant Shares or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the person or persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.4.

                                   ARTICLE III

                                   Adjustments

         SECTION 3.1. Adjustment of Exercise Price and Number of Shares of Common Stock. The number and kind of shares purchasable upon the exercise of Warrants and the Exercise Price shall be subject to adjustment from time to time as follows:

         (a) Stock Splits, Combinations, etc. In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide its outstanding shares of Common Stock,
(iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price and number of shares of Common Stock underlying the Warrant (if applicable) in effect immediately prior to such action shall be adjusted so that the Holder of any Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which such Holder would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Holder of any Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

         (b) Reclassification, Combinations, Mergers, etc. In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Warrants (other than as set forth in paragraph (a) above and other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination)) or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company or such a successor or purchasing corporation, as the case may be, shall forthwith make lawful and adequate provision whereby the holder of such Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. The above provisions of this paragraph (b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. This provision shall not limit the rights of the Holders as specified in the Warrant Certificate to exercise the Warrants prior to any of the events described herein.

         (c) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Article III, the Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of the Warrants and the Exercise Price applicable to such exercise shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Article III.

         SECTION 3.2. Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall obtain a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Company shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time to any Holder desiring an inspection thereof during reasonable business hours.

         SECTION 3.3. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants or the Exercise Price, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

         SECTION 3.4. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to equal the then current market value per share multiplied by such fraction computed to the nearest whole cent. The Holders, by their acceptance of the Warrant Certificates, expressly waive any and all rights to receive any fraction of a share of Common Stock or a stock certificate representing a fraction of a share of Common Stock.


                                   ARTICLE IV

                                 Warrant Holders

         SECTION 4.1. No Voting Rights. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to receive dividends or subscription rights, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company, except as may be specifically provided for herein.

         SECTION 4.2. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's rights hereunder, including the right to exercise, exchange or surrender for purchase such Holder's Warrants in the manner provided in this Agreement.

                                    ARTICLE V

                            Covenants of the Company

         SECTION 5.1. Reservation of Common Stock for Issuance on Exercise of Warrants; Listing. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issuance upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issuance, be duly and validly issued and fully paid and nonassessable, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which any other shares of outstanding Common Stock of the Company are then listed.


                                   ARTICLE VI

                                  Miscellaneous

         SECTION 6.1. Payment of Taxes. The Company will pay all taxes and other governmental charges that may be imposed on the Company or on the Warrants or on any securities deliverable upon exercise of Warrants with respect thereto, provided that the Company shall not be responsible for any taxes payable by any Holder of Warrants. The Company will not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash or other securities underlying the Warrants or payment of cash or other property to any person other than the Holder of a Warrant Certificate surrendered upon the exercise thereof and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or security or pay any cash or distribute any property until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

         SECTION 6.2. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchased or otherwise acquired by the Company shall be delivered to the Company, and all Warrant Certificates surrendered or so delivered to the Company shall promptly be canceled and shall not be reissued by the Company. The Company shall destroy such canceled Warrant Certificates.

         SECTION 6.3. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) any mutilated Warrant Certificate is surrendered to the Company or (b) the Company receives evidence to its satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company such security or indemnity as may be reasonably required by it to save it harmless, then, in the absence of notice to the Company that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

         Upon the issuance of any new Warrant Certificate under this Section 6.3, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of counsel to the Company in connection therewith).

         Every new Warrant Certificate executed and delivered pursuant to this
Section 6.3 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

         The provisions of this Section 6.3 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost or stolen Warrant Certificates.

         SECTION 6.4. Miscellaneous Rights. The rights of Holders upon the occurrence of the events set forth in this Agreement are cumulative. If more than one such event shall occur and the periods following the occurrence of such events and prior to the closing of the transactions that are the subject of such events overlap, each Holder may exercise such rights arising therefrom as such Holder may elect without any condition imposed upon such exercise not contained in this Agreement.

         Neither the Company nor any of its Affiliates, as such term is defined below, involved in any proposed transactions that is the subject of such an event shall have any obligation to the Holders to consummate any such proposed transaction once an agreement or agreement in principle or decision to proceed with respect thereto is reached, whether on the terms first proposed or as revised, or to include any Holder in, or apprise any Holder of, any negotiations or discussions concerning any such proposed transaction among the prospective parties thereto, except as expressly provided herein. An "Affiliate" of any person means any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         SECTION 6.5. Notices. All notices, demands or other communications to be given to any party hereunder shall be in writing. A notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, return receipt requested, or if transmitted by telegraph, telecopy or other electronic written transmission or if sent by overnight courier service, and if addressed to the applicable party as follows:

         If to the Company:                 Spacial Corporation
                                            317 Madison Avenue, Suite 2310
                                            New York, New York 10017
                                            Attention: James A. Prestiano, Esq.

         If to the Holder:
                                            ----------------------------------
                                            ----------------------------------
                                            ----------------------------------

If such notice, demand or other communication is served personally, service shall be conclusively deemed made at the time of such personal service. If such notice, demand or other communication is given by mail, service shall be conclusively deemed made seventy-two (72) hours after the deposit thereof in the United States mail. If such notice, demand or other communication is given by overnight courier, or electronic transmission, service shall be conclusively deemed made at the time of confirmation of delivery thereof. Any party may change its address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the aforesaid manner.

         SECTION 6.6. Assignment. The Holder may not assign any of his rights or obligations hereunder and may not assign his Warrants without the Company's prior written consent, which the Company may withhold in its sold and absolute discretion. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns. If the Securities and Exchange Commission or any other securities regulatory agency objects to any transfer or such transfer impedes the ability of the Company to complete a 15c2-11 filing, such transfer shall be null and void.

         SECTION 6.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

         SECTION 6.8. Modification. This Agreement may not be modified without the prior written consent of the parties.

         SECTION 6.9. Termination. This Agreement (other than the Company's obligations with respect to Warrants previously exercised or surrendered for purchase under Article II) and any Warrants issued to the Holder hereunder shall automatically be terminated and be of no further force and effect upon the earliest occurrence of any of the following events:

               a. a breach by the Holder of any representation or warranty contained in Section 4 of the Consulting Agreement;

               b. a breach by the Holder of any other Section of the Consulting Agreement or this Agreement;

               c. the commencement by the Holder of any legal action against any of the Companies or any of their Affiliates, officers, directors or employees; or

               d.   the Expiration Date.

         SECTION 6.10. Applicable Law. THIS AGREEMENT AND EACH WARRANT ISSUED HEREUNDER AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS AND INSTRUMENTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         SECTION 6.11. Titles. The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         SECTION 6.12. Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                              SPACIAL CORPORATION
                                              a Delaware corporation


                                              By:
                                                 -----------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------

                                              --------------------------------
                                              Holder

                                    EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.

                               SPACIAL CORPORATION

                          COMMON STOCK PURCHASE WARRANT


                           DATED: __________ ___, 2000

                                 ---------------


Holder:    _____________________                              Warrant No:______

Number of Warrants:  ______________


                                 ---------------


         THIS CERTIFIES THAT Holder is the owner of the number of Warrants set forth above of Spacial Corporation, a Delaware corporation (hereinafter called the "Company"). Each Warrant entitles the registered holder (the "Holder") to purchase one share (collectively, "Warrant Shares") of Common Stock of the Company ("Common Stock") at an exercise price per share of $0.01 (the "Exercise Price"), at any time during the period commencing on the date that all required services have been rendered as described in Section 1.1 of that certain Warrant Agreement, dated as of ________, 2000, by and between the Company and Holder (the "Warrant Agreement"), until _______________________________________________________ (the "Expiration Date");
provided, however, that if for any reason the shares issuable under the Warrants cannot be registered pursuant to a Registration Statement on Form S-8, the Company shall issue no Warrants and this Warrant shall be null and void without further obligation of the Company or the Holder.

         The Exercise Price and number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Warrant Agreement. To the extent of any inconsistencies between this Warrant and the Warrant Agreement, the Warrant Agreement shall control.

         The Warrants evidenced hereby are issued under and subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder by acceptance hereof consents. A copy of the Warrant Agreement is on file at the corporate office of the Company.

         The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided hereon) and simultaneous payment of the Exercise Price at the principal office of the Company. Payment of such price shall be made in cash, by certified or official bank check or any combination thereof.

         Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Holder a new Warrant Certificate in respect of the Warrant Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Warrant Shares as evidenced by the Warrant or Warrants exchanged. No fractional securities shall be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

         This Warrant Certificate does not entitle any Holder to any of the rights of a stockholder of the Company.

                                               SPACIAL CORPORATION



                                               By:
                                                  --------------------------
                                                  Name:
                                                  Title:


Dated: _____________ __, 2000

ATTEST:                [Seal]


-----------------------------
Name:
Title:

                               SPACIAL CORPORATION
                          COMMON STOCK PURCHASE WARRANT
                                  PURCHASE FORM

SPACIAL CORPORATION (the "Company")
317 Madison Avenue, Suite 2310
New York, New York 10017
Attention: James A. Prestiano, Esq.

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _________ shares of common stock of Spacial Corporation (the "Company") (the "Warrant Shares") provided for therein, and requests that certificates for the Warrant Stock be issued in the name of:


                   ------------------------------------------
         (Please print or Type Name, Address and Social Security Number)

                   ------------------------------------------

                   ------------------------------------------

and, if said number of Warrant Shares shall not be all the Warrant Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder or his assignee as below indicated and delivered to the address stated below.

Dated:_________________

Name of Holder
or Assignee:          --------------------------------------
                                 (Please Print)

Address:              --------------------------------------

                      --------------------------------------

Signature:            --------------------------------------

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:
                     -----------------------------
(Signature must be guaranteed by a bank, trust company or savings and loan association, having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase ______________ Warrant Shares represented by the within Warrant Certificate unto, and requests that a certificate for such Warrant be issued in the name of:


                      -------------------------------------

          (Name and Address of Assignee Must be Printed or Typewritten)

                      -------------------------------------

                      -------------------------------------

hereby irrevocably constituting and appointing _______________ as attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises and, if said number of shares of Warrant Stock shall not be all of the Warrant Stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Holder and delivered to such Holder's address as then set forth on the Company's books.


Dated:                           --------------------------------------------
      ---------------                   Signature of Registered Holder

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                     -----------------------------
(Signature must be guaranteed by a bank, trust company or savings and loan association having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)